Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

This subscription agreement is utilized for the offering of shares of beneficial interest (the “Shares”) of Adams Street Venture & Growth Fund (the “Fund”). This subscription agreement may be used only by investors that are “qualified clients” within the meaning given to such term in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Fund offers the Shares on a continuous basis. The Shares generally are offered for purchase as of the first business day of each calendar month at the Fund’s then-current net asset value per Share as of the last business day of the prior month plus any applicable sales load or selling commissions charged by financial intermediaries. A “business day” is any day the New York Stock Exchange is open for business. Shares may be offered more or less frequently as determined by the Board of Trustees of the Fund in its sole discretion.

Prior to a closing date, and to the receipt and acceptance of this subscription agreement, your funds will be placed in an account at the Fund’s transfer agent. On the closing date, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. You will not become a shareholder in the Fund, and have no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant closing date. The Fund, in its discretion, may suspend the offering of the Shares at any time.

•	All subscription agreements must be received FIVE (5) BUSINESS DAYS before the end of the month for a subscription to be accepted.

•

ALL WIRED AMOUNTS must be received THREE (3) BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

•

ALL PURCHASE CHECKS must be received in time for such checks to clear at least THREE (3) BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. Therefore, it is recommended that all checks be received TEN (10) BUSINESS DAYS before the end of the month.

•	NOTE: Subscriptions by individual retirement accounts (“IRAs”) require the signature of the qualified IRA custodian or trustee of the IRA.

Please note that all information must be completed and executed in order for your subscription to be reviewed. If the Fund decides to accept the subscription, you will be admitted as a shareholder of the Fund (except as otherwise determined by the Fund, in its sole discretion). You must immediately notify the Fund in the event that any of the representations or warranties or other information provided herein is or becomes inaccurate or incomplete in any respect.

Should you desire to update certain information provided herein following (i) the Fund’s acceptance of your subscription and (ii) your admission as a shareholder of the Fund, please complete, execute and return the account maintenance form, which can be requested at any time by emailing AdamsStreet_RegAlts_INQ@StateStreet.com. Please note that an account maintenance form must be received thirty (30) days before the end of the month in which the requested change(s) will take effect.

For more information, please contact the Fund at:

Phone Number: 844-705-0580

E-mail: AdamsStreet_RegAlts_INQ@StateStreet.com

U.S. Mailing and Overnight Address:

Adams Street Venture & Growth Fund

c/o State Street Corporation

Attention: Transfer Agency

1776 Heritage Drive

Mail Code: JAB3

Wiring Instructions:

State Street Bank and Trust Company

ABA: 011000028

Account Number: 12662516

Account Name: Adams Venture & Growth Fund
FBO: (Insert Investor Name and Account Number (if applicable))

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

PRIOR TO INVESTING, PLEASE CAREFULLY READ THE FUND’S PROSPECTUS. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS OF INTEREST AS DESCRIBED IN THE PROSPECTUS. YOU MAY NOT SELL OR TRANSFER YOUR SHARES OR WITHDRAW FROM THE FUND EXCEPT AS PROVIDED FOR IN THE PROSPECTUS AND THE FUND’S ORGANIZATIONAL DOCUMENTS.

Acknowledgements

1.

I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase the Shares on the terms provided for herein, in the Prospectus, the Statement of Additional Information, the Declaration of Trust and the By-Laws (as each may be amended, restated and/or supplemented from time to time, collectively, the “Fund Agreements”) and in the Privacy Policy of the Fund and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

2.

I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions.

3.

I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

4.

I understand that under the Fund Agreements, shareholders cannot withdraw from the Fund and the Shares cannot be transferred, except as provided in the Fund Agreements. I understand that liquidity generally will only be available through periodic repurchase offers by the Fund, and that the Fund is under no legal obligation to conduct any such repurchase offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

5.

I will acquire the Shares for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law.

6.	I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

7.

If I am, or am acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any other entity or account that is deemed under applicable law to hold the assets of such an “employee benefit plan” or a “plan” described in (i) or (ii) above, then I hereby represent and warrant to and agree with the Fund and Adams Street Advisors, LLC (the “Adviser”) that:

•

The decision to invest my assets in the Fund was made by fiduciaries independent of the Fund, the Adviser and their affiliates, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of my assets in the Fund is prudent and made in accordance with the governing documents of the applicable employee benefit plan or plan and such documents do not prohibit the investment contemplated herein, and such parties and I have not relied on any advice or recommendation of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, trustees, directors, agents, representatives or affiliates;

•

None of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, trustees, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to my investment in the Fund, nor have the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, trustees, directors, agents, representatives or affiliates rendered investment advice to me based upon my investment policies or strategy, overall portfolio composition or diversification;

•

(a) I have been informed of and understand the investment objectives and policies of the Fund; (b) I am aware of the provisions of Section 404 of ERISA or any similar provisions of applicable law governing me (“Similar Law”) relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (c) I have given appropriate consideration to the facts and circumstances relevant to the investment by me in the Fund and have determined that such investment is reasonably designed, as part of my portfolio of investments, to further the purposes of the relevant plan(s); and (d) my investment in the Fund is permissible under the documents governing the investment of my plan assets and under ERISA or Similar Law;

•	The terms of the Fund Agreements comply with my governing instruments and applicable laws governing me; and

•	My investment in the Fund will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or any applicable Similar Law.

8.

If I am, or am acting on behalf of, a “benefit plan investor” (as defined in Section 3(42) of ERISA), then I hereby represent that the person acting on my behalf in exercising discretion in authorizing the investment in the Fund and executing, or directing another party to execute, this subscription agreement and the person acting on my behalf in exercising discretion to authorize the continued investment in the Fund (the “Fiduciary”) is:

•

Capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (both in general and specifically to be undertaken by the Fund), including the decision on my behalf to invest in the Fund or to continue the investment in the Fund or (if applicable) to withdraw or redeem therefrom and has made an independent determination that the terms of the Fund Agreements and

2 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

the investments contemplated thereunder (including, without limitation, the payments of compensation to the Adviser and/or any of its affiliates) are prudent and in my best interests;

•

Aware of and acknowledges and agrees that (a) none of the Fund, the Adviser or any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with my initial investment or continued investment in the Fund or (if applicable) any decision to withdraw or redeem therefrom, and (b) the Adviser and its affiliates have a financial interest in my investment in the Fund on account of the fees and other compensation they expect to receive from the Fund and their other relationships with the Fund, as disclosed in the Fund Agreements;

•

A fiduciary under ERISA or Section 4975 of the Code, or both, with respect to my investment in the Fund and is responsible for exercising independent judgment in evaluating such investment transaction; and

•

Aware of and acknowledges and agrees that (a) the Fund, the Adviser and their respective affiliates have not provided and will not provide “investment advice” (within the meaning of ERISA) to me or the Fiduciary with respect to any communications made to me or the Fiduciary concerning my initial and continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom, and (b) none of the Fund, the Adviser or any of their respective affiliates is receiving a fee or other compensation directly from me or the Fiduciary for the provision of investment advice (as opposed to other services) in connection with my initial or continued investment in the Fund or (if applicable) my withdrawal or redemption therefrom.

9.

In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

•	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)

A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d)

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)

A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition).

•	No consideration that I have contributed or will contribute to the Fund:

(a)	Shall originate from, nor will it be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

(c)	Shall cause the Fund or the Adviser to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

•

I understand and agree that if at any time it is discovered that any of the representations in this Section 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Adviser, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, may undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my investment in the Fund.

•

I further understand that the Fund or the Adviser may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Adviser, in its sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

•

I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section 9 cease to be true and accurate. I agree to call the Fund if I need more information about Section 9 or if I am unsure whether any of the categories apply to me.

10.

I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Adviser and its affiliates, and their respective trustees, directors, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

11.

The representations, warranties, agreements, undertakings and acknowledgements made by me in this subscription agreement are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if

3 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

12.

I acknowledge that this subscription agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

4 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Adams Street Venture & Growth Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

1. Investment — See payment instructions page 1

Please check the appropriate box:

☐	Initial Investment — Please see account minimum in Section 2.

☐	Additional Investment — This is an additional investment: $10,000 minimum.

Investment Amount ($)

Account # (for existing investors)

State of Sale

☐	Purchase by Check — Make check payable to Adams Street Venture & Growth Fund (instructions found on page 1)

☐	Purchase by Wire — Wiring Instructions: State Street Bank and Trust Company ABA: 011000028

5 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Account Number: 12662516 Account Name: Adams Street Venture & Growth Fund FBO: (Insert Investor Name and Account Number (if applicable))

2. Share Class

The minimum initial investment is $25,000 for Class S, D and M Shares, and $1,000,000 for Class I Shares. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the distribution reinvestment plan of the Fund (the “Distribution Reinvestment Plan”). The Fund, in its sole discretion, may accept investments below these minimums. As disclosed in the Prospectus, the Fund may aggregate the accounts of clients of registered investment advisers, among others, whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts, including across Share classes for purposes of determining satisfaction of minimum investment amounts for a specific Share class, so long as denominations are not less than $10,000 and incremental contributions are not less than $10,000.

☐ Class S Shares

☐ Class D Shares

☐ Class I Shares

☐ Class M Shares

The Investor acknowledges that a sales charge of up to 3.5% of the Subscription Amount specified above may be charged by an eligible financial intermediary in connection with an investment in Class S and M Shares, and up to 1.5% in the case of Class D Shares, and that in each case only the net amount, after deduction of the sales charge, will be invested in the Fund.

3. Type of Ownership (All authorized owners must sign in Section 13)

A. Is your investment held through a custodian or through a brokerage account?

☐ YES ☐ NO

If yes, please complete the Section below and deliver the completed subscription agreement to your custodian, broker-dealer or investment adviser.

Name of Custodian or Broker-Dealer

Account #

B. Please select one (1) type of ownership below:

Non-Qualified	Qualified

6 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

☐ Individual Ownership	☐ Traditional IRA

☐ Transfer on Death Fill out Transfer on Death Form to effect designation. (Available through your financial professional)	☐ Roth IRA

☐ Joint Tenants with Rights of Survivorship	☐ Decedent IRA

☐ Transfer on Death Fill out Transfer on Death Form to effect designation. (Available through your financial professional)	Name of Deceased

☐ Tenants in Common	☐ Simplified Employee Pension/Trust (SEP)

☐ Community Property	☐ Other (Specify)

☐ Uniform Gifts to Minors Act

☐ Plan Additional documentation required in Section 4A.

☐ Trust Additional documentation required in Section 4A.

☐ Corporation/Partnership Additional documentation required in Section 4A.

7 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

☐ Other (Specify)

8 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

4. Subscriber Information

A. Entity Information — Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or Authorized Signatory(s) information MUST be provided in Sections 4B and 4C)

Entity Name	Entity Tax ID #	Date of Formation

☐	I am an employee of Adams Street Partners, LLC or its affiliates.

Entity Type (Select one (1) — required)

☐ Retirement Plan	☐ LLC (Plan documentation required)

☐ Taxable Trust (First and last pages of the trust document required)	☐ Partnership (Plan documentation required)

☐ Tax-exempt Trust (First and last pages of the trust document required)	☐ Estate (Letter of Testamentary required)

☐ S-Corp (Corporate Resolution required)	☐ Other (Specify)

☐ C-Corp (Corporate Resolution required)

Check if appropriate:

☐	I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization).

Exempt Payee Code (see IRS Form W-9 for a list of exempt payee codes): ___________________________________________________________

B. Investor Information

(Investor/Trustee/Executor/Authorized Signatory Information)

First Name	Last Name

9 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Social Security / Taxpayer ID #	Date of Birth (MM/DD/YYYY)

Telephone # Residential Address (no P.O. Box)	E-mail Address

Street Address Mailing Address (if different from above)	City	State	ZIP

Street Address		City	State	ZIP

Please Indicate Citizenship Status

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

10 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

C. Co-Investor Information

(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	Last Name

Social Security/Taxpayer ID #	Date of Birth (MM/DD/YYYY)

Telephone # Residential Address (no P.O. Box)

Street Address Mailing Address (if different from above)	City	State	ZIP

Street Address		City	State	ZIP

Please Indicate Citizenship Status

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

5. Contact Information (if different than provided in Section 4, as applicable)

11 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Mailing Address	City	State	ZIP

E-mail Address

6. Broker-Dealer, Broker-Dealer Representative or Registered Investment Adviser (“RIA”) Information*

(Required to be completed if purchasing Shares through a Broker-Dealer, Broker-Dealer Representative or RIA)

Investor Account Number	Broker-Dealer, Financial Institution or RIA Name	Firm CRD / IARD #

Mailing Address (Branch)	City	State	ZIP

Telephone Number (Branch)

Rep Name	Rep #	Rep Number	Telephone	Rep E-mail Address

Rep Mailing Address	City	State	ZIP

Operations Contact (not required)

12 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

*

Prospective investors are advised and hereby acknowledge that the Adviser and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of the Shares and/or ongoing services provided by such parties in connection therewith.

7. Electronic Delivery Form

Instead of receiving paper copies of Fund documentation and shareholder communications, including the Prospectus and Statement of Additional Information, and supplements thereto, purchase confirmations, investor statements, shareholder reports, repurchase offers and notifications, proxy materials (if any) and annual tax documents, you may elect to receive electronic delivery of such materials and consent to stop delivery of all paper communications. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

The Fund encourages you to reduce printing and mailing costs by electing to receive electronic delivery of Fund documentation and shareholder communications, including your account-specific information. By consenting below, you authorize the Fund to either (i) e-mail shareholder communications to you directly or (ii) make them available on the Fund’s website and notify you by e-mail when and where such documents are available.

You will not receive paper copies of these electronic materials unless: (i) you change or revoke your election, which you may do at any time by notifying the Fund, (ii) the delivery of electronic materials is prohibited, (iii) the Fund, in its sole discretion, elects to send paper copies of the materials or (iv) you specifically request a paper copy of a particular document or communication, which you may do at any time.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended, restated and/or supplemented at any time. You understand that there are possible risks associated with electronic delivery such as e-mails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of e-mail, the availability of the website, or information on it, other than as required by law. You understand that your customary internet service provider may occasionally experience system failure, and hyperlinks to documents may not function properly. You agree to promptly notify us of any change in your e-mail address. You agree that our sending of the notice or e-mail will constitute good and effective delivery of the information to you, regardless of whether you actually access the website containing the information or open the e-mail and/or attachments. The documents and other information delivered electronically may be formatted in Adobe Acrobat’s portable document format (“PDF”), hypertext mark-up language or other file formats the Fund deems appropriate. In order to view or print documents provided in PDF, you will have to obtain the Adobe Acrobat Reader, which is available free of charge at Adobe’s website (located at www.adobe.com), and install it on your computer. You are responsible for having any necessary hardware, software or other technology to access the information sent electronically, including a printer or other device to download and save any information that you may wish to retain.

☐ I consent to electronic delivery

E-mail Address

If blank, the e-mail address provided in Section 4 or Section 5 (as applicable) will be used.

8. Distribution Instructions

Only complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. All distributions will be reinvested unless one (1) of the following is checked:

Non-Custodial Ownership

☐ I prefer that my distribution be deposited directly into the account listed in Section 9.

☐ I prefer that my distribution be paid by check and sent to the address listed in Section 4.

13 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Custodial Ownership

☐ I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in Section 3.

14 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

9. Bank or Brokerage Account Information

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

I authorize the Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify the Fund in writing to cancel it. In the event that the Fund deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution

Street Address	City	State	ZIP

Name(s) on Account

ABA Numbers/Bank Account Number	Account Number

☐ Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

10. Cost Basis Election

The Fund has elected the first in-first out (FIFO) cost method as the default cost basis method for purposes of this requirement.

If an investor wishes to accept the FIFO cost method as its default cost basis calculation method in respect of the Shares in its account, the investor does not need to take any additional action.

If, however, an investor wishes to affirmatively elect an alternative cost basis calculation method other than FIFO cost in respect of the Shares, please select one (1) of the following:

☐ ACST – AVERAGE COST	☐ LGUT – LOSS/GAIN UTILIZATION

15 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

☐ HIFO – HIGH COST	☐ SAAC – SINGLE ACCOUNT AVERAGE COST

☐ LIFO – LAST IN FIRST OUT	☐ SLID – SPECIFIC LOT IDENTIFICATION (Shareholders choose which tax lots they are tendering and must specify particular lots to be sold prior to or at the time of each tender.)

☐ LOFO – LOW COST

16 of 27

Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

11. Investor Suitability

The following relates to an investor’s status as a “qualified client.” If you are unsure in any respect as to your status, please contact your financial intermediary.

A. Individuals

The subscriber	is: (write corresponding number(s) in box provided)

A potential investor qualifies as a “qualified client” within the meaning of Rule 205-3 under the Advisers Act if:

1.	The investor is a natural person who is making an investment in the Shares of at least $1,100,000 or after the purchase of the Shares has at least $1,100,000 under the management of the Adviser.
2.

The investor is a natural person who the Adviser reasonably believes, immediately prior to purchasing the Shares, has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,200,000, excluding the value of the investor’s primary residence as well as the related amount of indebtedness secured by such primary residence (up to its estimated fair market value at the time of the sale of the Shares) (except that if the amount of such indebtedness outstanding at the time of the sale of the Shares exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability, and indebtedness that is secured by the investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability).

3.	The investor is a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), at the time of the investment into the Fund.
4.

The investor is a natural person who immediately prior to purchasing the Shares, is: (1) an executive officer, director, trustee, general partner or person serving in a similar capacity, of the Adviser; or (2) an employee of the Adviser who, in connection with his or her regular functions or duties, participates in investment activities of the Adviser, and has been performing such functions and duties for or on behalf of the Adviser, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

B. Entities

The subscriber	is: (write corresponding number(s) in box provided)

A potential investor qualifies as a “qualified client” within the meaning of Rule 205-3 under the Advisers Act if:

1.	The investor is an entity that is making an investment in the Shares of at least $1,100,000 or after the purchase of the Shares has at least $1,100,000 under the management of the Adviser.
2.	The investor is an entity that the Adviser reasonably believes, immediately prior to purchasing the Shares, has a net worth of more than $2,200,000.
3.	The investor is a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act at the time of the investment into the Fund.
4.

The investor is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnerships and limited liability companies organized to make investments).

5.	The investor is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act.

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

12. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of the Shares experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 11 above, they are asked to promptly notify the Fund and the Broker-Dealer or RIA through whom investor is purchasing Shares in writing. The Broker-Dealer or RIA may notify the Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 11 above, and the Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of the Shares may be completed until at least five (5) business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least three (3) business days prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the subscription agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares.

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

13. Acknowledgement and Signature (all account owners/trustees must sign on the following page)

By signing below:

•

I certify that I have received and read the Prospectus, the Declaration of Trust, the By-Laws and the Privacy Policy of the Fund and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

•

I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither the Fund nor the Fund’s transfer agent will be liable for any loss, cost or expense for acting on such instructions.

•	I certify that I am not a Foreign Financial Institution as defined under the Bank Secrecy Act and its implementing regulations.

AN INVESTMENT IN THE FUND IS SPECULATIVE WITH A SUBSTANTIAL RISK OF LOSS. THE FUND DOES NOT GUARANTEE ANY LEVEL OF RETURN OR RISK ON INVESTMENTS AND THERE CAN BE NO ASSURANCE THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE ACHIEVED. AN INVESTMENT IN THE FUND ENTAILS SUBSTANTIAL RISKS, INCLUDING BUT NOT LIMITED TO:

•	LOSS OF CAPITAL, UP TO THE ENTIRE AMOUNT OF A SHAREHOLDER’S INVESTMENT.

•	THE SHARES ARE ILLIQUID SECURITIES AND AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT.

•	THE SHARES WILL NOT BE LISTED ON ANY NATIONAL OR OTHER SECURITIES EXCHANGE AND NO SECONDARY MARKET IS EXPECTED TO DEVELOP FOR THE SHARES.

•

THE SHARES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY, AND LIQUIDITY, IF ANY, MAY BE PROVIDED BY THE FUND ONLY THROUGH REPURCHASE OFFERS, WHICH MAY, BUT ARE NOT REQUIRED TO, BE MADE FROM TIME TO TIME BY THE FUND AS DETERMINED BY THE FUND’S BOARD OF TRUSTEES, IN ITS SOLE DISCRETION.

•

AN INVESTMENT IN THE FUND IS APPROPRIATE ONLY FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT AND FOR WHOM AN INVESTMENT IN THE FUND DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM.

YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE FUND.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this subscription agreement is correct.

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.

Note: Cross out number 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this subscription agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Printed name(s) of Authorized Signer(s) (for verification purposes)

If the subscriber(s) is purchasing the Shares through a registered broker-dealer or investment adviser that has full discretionary authority for the subscriber(s), then the broker, financial advisor or other investor representative is required to execute this subscription agreement below AND attach a complete copy of the documentation evidencing such discretionary authority to this subscription agreement.

Name of Broker/Financial Advisor/RIA/Other Investor Representative	Date

Signature of Broker/Financial Advisor/RIA/Other Investor Representative

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

14. Broker-Dealers or Broker-Dealer Representatives Must Complete Section 14A.

  RIAs or Authorized Representatives Must Complete Section 14B.

A. Broker-Dealer / Financial Advisor Information & Signature(s)

The Financial Advisor hereby warrants that he/she is duly licensed to sell the Shares in the state designated as the investor’s legal residence.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with which Financial Advisor is associated, with respect to sales of securities made through a Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of the Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing the Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of the Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Broker-Dealer and Financial Advisor understand and agree that they shall be solely responsible for determining if any recommendation to invest in the Shares is in the best interest of, or suitable for, the investor, as applicable. The undersigned Broker-Dealer and Financial Advisor listed in Section 6 further represent and certify that, in connection with this subscription for the Shares, they have complied with and have followed all applicable policies and procedures of their firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, Rule 15l-1 (Regulation Best Interest) and Financial Industry Regulatory Authority, Inc. (“FINRA”) rules and regulations including, but not limited to, Know Your Customer, Suitability and, any anti-money laundering requirements under the Bank Secrecy Act and its implementing regulations (Customer Identification Program, AML Rules) as required by its relationship with the investor(s) identified on this document. The undersigned Broker-Dealer and Financial Advisor acknowledge that the investor who purchases the Shares through the Broker-Dealer and Financial Advisor firm are “customers” of Broker-Dealer or Financial Advisor’s firm as applicable and not of any broker-dealer affiliate of the Adviser. The Broker-Dealer hereby represents that it has adopted, implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to the Customer Identification Program and the AML Rules. In addition, the Broker-Dealer agrees that it has policies and procedures in place to check the names of new customers against government watch lists, including the U.S. Treasury Department Office of Foreign Asset Control list of Specially Designated Nationals and Blocked Persons. The Broker-Dealer is not relying on the Adviser’s AML Program for any purposes. The Broker-Dealer agrees to notify the Fund immediately if the firm is subject to a Securities and Exchange Commission (“SEC”) or FINRA disclosure event or a fine from the SEC related to its AML Program.

The Broker-Dealer and Financial Advisor agree to comply with all applicable rules, regulations and guidelines issued by the SEC and FINRA, as well as any other applicable laws or regulations pertaining to the delivery of the Prospectus any other fund documentation and signature of this subscription agreement, including any electronic delivery and signature requirements that may apply. The Broker-Dealer acknowledges that its firm is acting as an agent of the Fund only with respect to the delivery of the Prospectus and any other fund documentation electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its firm’s actions are in compliance with this subscription agreement. The Broker-Dealer will comply, as applicable, with the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws including but not limited to applicable SEC guidance regarding the electronic delivery of materials under the federal securities laws.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

Name of Financial Advisor	Date

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Signature of Financial Advisor

Signature of Broker-Dealer (if applicable)

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

B. RIA / Authorized Representative Information & Signature(s)

The RIA or authorized representative (“RIA Representative”) must sign below to complete the order. The undersigned confirms by its signature, on behalf of the RIA, that it (i) has reasonable grounds to believe that the information and representations concerning the investor(s), including the eligibility to purchase the Shares, identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate, secured all identifying and supporting documents, including, without limitation, copies of trust agreements, where applicable, and, if other than individual ownership, has verified that the individual executing on behalf of the investor(s) is properly authorized and identified; (iii) has discussed such investor’s or investors’ prospective purchase of Shares with such investor(s) and (iv) has advised such investor(s) of all pertinent facts with regard to the liquidity and marketability of the Shares.

The RIA is not authorized or permitted to give and represents that it has not given, any information or any representation concerning the Shares except as set forth in the Prospectus, any additional sales literature which has been approved in advance in writing by the Fund (“Supplemental Information”), or any other fund documentation. The Fund has supplied the RIA with the Prospectus, Supplemental Information, and other applicable fund documentation for delivery to the investor(s), and the RIA has delivered a copy of the Prospectus to the investor(s) (x) prior to or simultaneously with the first delivery of Supplemental Information or any other documentation regarding the Fund to such investor(s) and (y) at least five (5) business days prior to the RIA and such investor(s) signing this subscription agreement. The RIA represents that it has not shown or given to the investor(s) or reproduced any material or writing which was supplied to it by the Fund or its agents and marked “RIA only” or otherwise bearing a legend denoting that it is not to be shared with or given to investors. The RIA further represents that it will retain such documents and records as required under applicable law and will make such documents available to (a) the Fund upon request; and (b) representatives of the SEC, FINRA and applicable state securities administrators upon the Fund’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

The RIA hereby agrees to, and shall, indemnify and hold harmless the Adviser, the Fund, their respective affiliates, and any members, principals, directors, trustees, officers, partners, employees or agents of the foregoing (collectively, “Fund Affiliates”), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of the Shares or otherwise with respect to the Fund (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively, “Claims”), for which any of the Fund Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the RIA’s fraud, willful default, or negligence; or (ii) the RIA’s (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the RIA herein, (d) unauthorized use of the Fund’s sales materials, use of any documents other than as permitted pursuant to this subscription agreement and the Prospectus, or use of unauthorized verbal representations concerning the Fund or any class of the Shares, or (e) material failure to fulfill any covenant or agreement of the RIA contained herein.

If the RIA is obligated to provide indemnification pursuant to this subscription agreement, the RIA shall not be liable under the indemnification provisions of this subscription agreement with respect to a party or other person entitled to indemnification hereunder (the “Indemnified Party”) unless such Indemnified Party shall have notified the RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the RIA of any such claim shall not relieve the RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice.

In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the RIA will be entitled to participate, at its own expense, in the defense thereof. The RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the RIA to the Indemnified Party of the RIA’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the RIA will not be liable to such party under this subscription agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. The RIA shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent, the RIA agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement involves solely the payment of money and a complete and total release from said Claim. The Indemnified Party shall not unreasonably withhold consent to any settlement which does not involve injunctive relief. A successor by law of the Indemnified Parties shall be entitled to the benefits of the indemnification contained in this subscription agreement.

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

The RIA represents that it is presently registered as an investment adviser under the Advisers Act, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients or is exempt from such registration requirements. The RIA represents that it is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Exchange Act, the Advisers Act and the rules and regulations of the SEC promulgated under each such act, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the RIA pursuant to this subscription agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC, the Bank Secrecy Act, as amended, and the sanctions programs administered by OFAC; and (d) this subscription agreement and the Prospectus as amended and supplemented. The RIA’s acceptance of this subscription agreement constitutes a representation to the Fund that the RIA is a properly registered or licensed registered investment adviser, duly authorized to perform those activities contemplated by this subscription agreement under federal and state securities laws and regulations and in the states in which such activities occur.

The RIA acknowledges that the subscriber who purchases the Shares pursuant to this subscription agreement is a “customer” of the RIA and not of the Fund, the Adviser, or their affiliates, and that the Fund, the Adviser and their affiliates are placing reliance on the RIA for the performance of customer due diligence on the investor and its beneficial owners, if applicable. The RIA hereby represents and warrants that it, or a reliable third party (e.g., a registered broker dealer) engaged by the RIA that is contractually obligated to perform the AML Services (as defined below) (such party, the “AML Service Provider”), (a) has implemented its own anti-money laundering program that is consistent with the requirements of 31 U.S.C. 5318(h) and will update such anti-money laundering program as necessary to implement changes in applicable laws and guidance; (b) has implemented and maintained a customer identification program (“CIP”) consistent with the requirements of Section 326 of the PATRIOT Act and analogous to the CIP rule requirements applicable to broker-dealers in securities (31 C.F.R. § 1023.220) or mutual funds (31 C.F.R. § 1024.220), and the customer due diligence (“CDD”) rule requirements as outlined in 31 C.F.R. § 1010.230, and a customer due diligence program consistent with the requirements of 31 C.F.R. § 1010.230; (c) will monitor for and promptly disclose to the Fund potentially suspicious or unusual activity detected as part of the CIP and/or CDD Rule procedures being performed in order to enable the Fund (or its agent) to file a suspicious activity report, as appropriate based on the Fund’s judgment; and (d) will check the names of new and existing customers against government watch lists, including OFAC’s Specially Designated Nationals and Blocked Persons List ((a) through (d), collectively, the “AML Services”). The RIA agrees to notify the Fund and the Adviser immediately if the RIA or AML Service Provider is subject to any SEC disclosure event or a fine from the SEC related to the foregoing. Upon request by the Fund (or its agent) or the Adviser at any time, the RIA hereby agrees to furnish (a) a copy of its anti-money laundering program to the Fund (or its agent) or the Adviser for review, and (b) a copy of the findings and any remedial actions taken in connection with the RIA’s or AML Service Provider’s most recent independent testing of its anti-money laundering program. In the event that the Fund, the Adviser or their affiliates is subject to an inquiry or exam by applicable relevant legal and regulatory authorities, or subject to a subpoena or other legal proceeding, the RIA agrees that copies of all relevant identification documents retained by the RIA or AML Service Provider will be made available to the Fund immediately upon request. Furthermore, the RIA agrees to provide the Fund, the Adviser and their affiliates all information that otherwise may be reasonably requested by the Fund, the Adviser and/or their affiliates in connection with applicable law including, without limitation, all applicable anti-money laundering, sanctions, anti-bribery/corruption and anti-boycott laws and regulations.

The RIA represents and warrants that: (a) it is not a registered broker-dealer, that its activities do not require it to register as a broker-dealer under any federal or state laws, and that no RIA Representative is licensed or registered with a registered broker-dealer or required to so be so licensed or registered; or (b) to the extent that the RIA is also registered as broker-dealer, or that the RIA Representatives are also licensed or registered with a registered broker-dealer, the RIA and the RIA Representative are appropriately licensed and registered under federal and state law and regulations, and members of and licensed with each applicable self-regulatory organization (“SRO”), including FINRA, and that the RIA and each RIA Personnel has complied with all federal, state and SRO requirements applicable to the activities contemplated under this subscription agreement.

The RIA and the RIA Representatives understand and acknowledge that they are not entitled to any compensation from the Fund Affiliates in respect of any services it provides to the investor(s), including but not limited to the matters described herein and/or investments by the investor(s) in the Fund.

The RIA represents that the investor(s) meet(s) the financial qualifications set forth in the Prospectus or in any letter, memorandum or other communication sent to it by the Fund and a person who is eligible to purchase the applicable class of the Shares as described in the Prospectus. The RIA has made every reasonable effort to determine that the purchase of the Shares and, participation in the Distribution Reinvestment Plan by the investor is a suitable and appropriate investment for such investor. In making this determination, the RIA has ascertained that the investor: (a) meets the minimum income and net worth standards established for the Fund, as described in the Prospectus; (b) can reasonably benefit from the investment in the Fund based on the prospective investor’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the investor may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the tax consequences of the investment; and (6) the background of the Adviser. The RIA has made this determination on the basis of information it has obtained from the prospective investor(s), including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor(s), as well as any other pertinent factors. The undersigned further represents and certifies that the RIA has delivered its Form CRS to the investor(s) and has delivered its Form CRS to all other retail customers of the RIA who have invested in the Fund. The RIA agrees to maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for the investor for a period of six years. The RIA further agrees to make the suitability records

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

available to the Fund Affiliates upon request and to make them available to regulators and self-regulatory bodies upon the Fund’s receipt of a subpoena or other appropriate document request from such agency.

The RIA shall return this completed subscription agreement and any other applicable fund documentation and a check or wire transfer in the amount of the investor’s purchase to a location mutually agreed upon by the RIA and the Fund, as set forth in this subscription agreement or other applicable documentation. With respect to any use by the RIA of electronic delivery of the Prospectus, Supplemental Information and any other fund documentation, and electronic signature of the subscription agreement, the RIA represents and warrants that it will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, FINRA, as well any other applicable laws or regulations pertaining to electronic delivery of the Prospectus, Supplemental Information and other applicable fund documentation and electronic signature of the subscription agreement; and (b) the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws. The RIA acknowledges that it is acting as an agent of the Fund only with respect to the delivery of the Prospectus, Supplemental Information and any other fund documentation electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the provisions of this subscription agreement.

The RIA represents that the investor has authorized the RIA to receive from the Fund or the Adviser access to account records of the investor. The RIA confirms that it has and will continue to have in place internal privacy policies and procedures governing the disclosure of such information, and agrees to abide by and comply in all respects with the privacy standards and requirements of applicable federal or state law and its internal privacy policies and procedures.

Any Claim arising between a Fund Affiliate and/or the RIA (collectively, the “Parties”) relating to this subscription agreement or a securities offering made by the Fund (whether such Claim arises under any Federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any matter to be settled by arbitration shall be submitted to the AAA in New York, New York, which shall be the exclusive venue for any such dispute and the Parties agree to abide by all awards rendered in such proceedings. The Parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the Parties or the AAA shall be a qualified person who has experience with complex securities disputes. The arbitration shall be final, binding, and enforceable in any court of competent jurisdiction. The Parties agree that upon application pursuant to the provisions of the Federal Arbitration Act 9 USC § 1 et seq. the court shall enter a judgment upon an award made pursuant to an arbitration under this subscription agreement.

The RIA agrees that the Fund or a Fund Affiliate may file an action to enjoin the RIA from pursuing any Claim arising between the Parties in any forum or venue other than that specified in this subscription agreement (“Suit for Injunctive Relief”). The exclusive venue for any Suit for Injunctive Relief, Motion to Confirm, Motion to Modify, or Motion to Vacate an award made under this subscription agreement shall be the United States District Court for the Southern District of New York. In the event the United States District Court for the Southern District of New York does not have subject matter jurisdiction, then such exclusive jurisdiction shall be in the New York County Supreme Court. The RIA hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and the New York County Supreme Court for purposes of this subscription agreement and waives any right to challenge the exercise of personal jurisdiction or venue in connection with any Claim brought pursuant to this subscription agreement. This arbitration provision shall be binding upon the past, present, and future agents, employees, and representatives of the Parties.

The undersigned further confirms by its signature, on behalf of the RIA that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner subject to Title I of ERISA or Section 4975 of the Code: (i) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor’s purchase of the Shares; (ii) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (iii) it is a fiduciary under ERISA or the Code, or both, with respect to such investor’s purchase of the Shares, and it is responsible for exercising independent judgment in evaluating such investor’s purchase of the Shares.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in Section 11 of this subscription agreement have been discussed with the investor(s), if applicable, for their state of residence.

Name of RIA Representative	Date

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Investor Name	Adams Street Venture & Growth Fund
Subscription Agreement For Class S, D, I and M Shares Effective as of January 27, 2026

Signature of RIA Representative

Please be aware that the Fund, the Adviser and their respective officers, trustees, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Fund’s public offering or the purchase of the Shares and that the Adviser has financial interests associated with the purchase of the Shares, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from the Fund in connection with the purchase of the Shares.

No sale of the Shares may be completed until at least five (5) business days after you receive the final Prospectus. All items on this subscription agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. For investors participating in the Distribution Reinvestment Plan or making additional purchases of the Shares, we request that such investors promptly notify the Fund and the RIA in writing if they experience a material change to their financial condition, including failure to meet the minimum income and net worth standards applicable to such investor, and can no longer make the representations and warranties set forth in Section 11.

Adams Street Venture & Growth Fund Phone: 844-705-0580	E-mail: AdamsStreet_RegAlts_INQ@StateStreet.com Website: https://avngr.evergreen-funds.adamsstreetpartners.com

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